ABATIX ENVIRONMENTAL CORP. AND SUBSIDIARY

                      Computation of Re Per Share Earnings
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
                                                                                    Three Months Ended
                                                                                         March 31,
                                                                           --------------------------------------
                                                                                1996                  1995
                                                                           ----------------     -----------------
Average shares outstanding:
   Primary:
     Common shares outstanding, beginning of period                              2,159,214             2,319,748
     Weighted average number of shares issued                                        4,222                 8,308
     Weighted average number of shares acquired                                    (37,219)              (63,500)
     Dilutive stock options and warrants, based on the treasury
       stock method using average market prices                                     43,040                19,322
                                                                           ----------------     -----------------
       Total                                                                     2,169,257             2,283,878
                                                                           ================     =================

   Fully Diluted:
     Common shares outstanding, beginning of period                              2,159,214             2,319,748
     Weighted average number of shares issued                                        4,222                 8,308
     Weighted average number of shares acquired                                    (37,219)              (63,500)
     Dilutive stock options and warrants, based on the treasury stock method using the market price at the end of the period
       if higher than the average market price                                      50,817                29,930
                                                                           ----------------     -----------------
       Total                                                                     2,177,034             2,294,486
                                                                           ================     =================

Earnings:
   Earnings from continuing operations                                      $      207,734       $       114,874
   Earnings from discontinued operations                                            21,545                     -
                                                                           ----------------     -----------------
     Net earnings                                                           $      229,279       $       114,874
                                                                           ================     =================

Primary earnings per common and common equivalent share:
   Earnings from continuing operations                                      $          .10       $           .05
   Earnings from discontinued operations                                               .01                     -
                                                                           ----------------     -----------------
     Net earnings                                                           $          .11       $           .05
                                                                           ================     =================

Fully diluted earnings per common and common equivalent share:
   Earnings from continuing operations                                      $          .10       $           .05
   Earnings from discontinued operations                                               .01                     -
                                                                           ----------------     -----------------
     Net earnings                                                           $          .11       $           .05
                                                                           ================     =================
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